Exhibit (h)(3)

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

EXPENSE LIMITATION AGREEMENT, effective as of March 1, 2005, and amended and restated as of March 1, 2015, by and between Transamerica Asset Management, Inc. (the “Investment Manager”), and Transamerica Funds (the “Company”), on behalf of each series of the Company set forth in Schedule A (each a “Fund,” and collectively, the “Funds”).

WHEREAS, the Company is a Delaware statutory trust, and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management company of the series type, and each Fund is a series of the Company; and

WHEREAS, the Company and the Investment Manager have entered into investment advisory agreements on behalf of the Funds (“Management Agreements”), pursuant to which the Investment Manager provides investment management services to each Fund for compensation based on the value of the average daily net assets of each such Fund; and

WHEREAS, the Company and the Investment Manager have determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain the expenses of each Fund at a level below the level to which each such Fund may normally be subject; and

WHEREAS, the Company and the Investment Manager wish to structure this Expense Limitation Agreement in a manner consistent with the requirements of Revenue Procedure 96-47, 1996-2 CB 338, and Revenue Procedure 99-40, I.R.B. 1999-46, 565 so as to avoid any possibility that any Fund is deemed to have paid a preferential dividend, and in a manner consistent with the SEC’s interpretation of analogous requirements in Rule 18f-3(a) under the 1940 Act;

NOW, THEREFORE, the parties hereto agree as follows:

1.	Expense Limitation.

1.1. Applicable Expense Limit. The Investment Manager agrees to reduce the investment management fees payable to it pursuant to the Management Agreements and/or make payments to the Funds to the extent necessary to limit the ordinary operating expenses incurred by each Fund in any fiscal year, excluding acquired fund fees and expenses, dividend and interest expenses related to short sales, interest, taxes, 12b-1 fees, brokerage commissions, extraordinary expenses such as litigation, and other expenses not incurred in the ordinary course of such Fund’s business (“Fund Operating Expenses”) to the Operating Expense Limit, as defined in Section 1.2 below. With respect to ClearTrack 2015, ClearTrack 2020, ClearTrack 2025, ClearTrack 2030, ClearTrack 2035, ClearTrack 2040, ClearTrack 2045, ClearTrack 2050 and ClearTrack Retirement Income, “Fund Operating Expenses” shall mean the ordinary operating expenses incurred by the Fund in any fiscal year, excluding dividend and income expenses related to short sales, interest, taxes, brokerage commissions, extraordinary expenses such as litigation and other expenses not incurred in the ordinary course of such Fund’s business. For each Fund, any amount of Fund Operating Expenses above the Operating Expense Limit (such excess amount, the “Excess Amount”) shall be the liability of the Investment Manager.

1.2. Operating Expense Limit. The “Operating Expense Limit” in any fiscal year with respect to each class of each Fund shall be the amount specified in Schedule A based on a percentage of the average daily net assets of such class of the applicable Fund.

1.3. Duration of Operating Expense Limit. The Operating Expense Limit with respect to each Fund shall remain in effect until the date specified for that Fund on Schedule A. The Investment Manager may extend, but may not during the term of this Agreement shorten, the duration of the Operating Expense Limit for any Fund by delivering a revised Schedule A to the Company reflecting such extension. Such an extension must continue at the same (or lower) Operating Expense Limit amount specified on Schedule A.

1.4. Method of Computation. This Expense Limitation Agreement shall in all cases be interpreted in a manner consistent with the requirements of Revenue Procedure 96-47, 1996-2 CB 338, and Revenue Procedure 99-40, I.R.B. 1999-46, 565 so as to avoid any possibility that any Fund is deemed to have paid a preferential dividend. In the event of any conflict between any term of this Expense Limitation Agreement and the previous sentence, the previous sentence shall control.

Advisory fees and other expenses related to the management of the Company’s assets. Each Class of each Fund shall be allocated and shall pay an investment management fee and other fees and expenses related to the management of the Fund’s assets (including custodial fees and tax return preparation fees) on the basis of the net asset value of that Class in relation to the net asset value of the Fund. The benefit of a waiver or reimbursement of any advisory fee and any other fees and expenses related to the management of the Fund’s assets (including custodial fees and tax return preparation fees) shall be allocated to all shares by net asset value, regardless of Class.

Other fees and expenses. Each Class of each Fund may be allocated and may pay a different share of other fees and expenses, not including advisory or custodial fees or other fees and expenses related to the management of the Fund’s assets, if these expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other Classes.

Subject to the foregoing, to determine the Investment Manager’s liability with respect to the Excess Amount, each day the Fund Operating Expenses for each Fund generally will be annualized as of that day. If the annualized Fund Operating Expenses of a Fund as of that day exceed the Operating Expense Limit of such Fund, the management fees payable to the Investment Manager that are accrued that day generally will be waived in an amount sufficient to reduce the Excess Amount so that the annualized Fund Operating Expenses as of that day equal the Operating Expense Limit. If such waiver of management fees is not sufficient to equal the Operating Expense Limit, the Fund will accrue a receivable from the Investment Manager in an amount sufficient so that the annualized Fund Operating Expenses equal to the Operating Expense Limit.

In case a Fund needs to accrue such receivables from the Investment Manager during any month, the Fund will inform the Investment Manager about the Excess Amount owed to the Fund for that month and the Investment Manager will remit to the Fund promptly after the end of the month an amount that, together with already waived management fees, is sufficient to pay that month’s Excess Amount.

1.5. Periodic Adjustments. As necessary, daily, monthly and annual adjustments, accruals or payments will be made by the appropriate party to ensure that the amount of the management fees waived and payments remitted to a Fund by the Investment Manager equal the Excess Amount for any Fund fiscal year during the duration of this Agreement.

2.	Reimbursement of Fee Waivers and Expense Reimbursements.

If on any day or month, the estimated annualized Fund Operating Expenses of the Funds listed in Schedule B as of that day or month are less than the Operating Expense Limit as of that day or month, the Investment Manager shall be entitled to reimbursement by such Fund of the investment management fees waived or reduced and other payments remitted by the Investment Manager to such Fund pursuant to Section I hereof during any of the previous thirty-six (36) months beginning with the effective date of this Agreement (the “Reimbursement Amount”), to the extent that the annualized Fund Operating Expenses plus the amount so reimbursed equals, as of such day or month, the Operating Expense Limit provided in Schedule A, provided that such amount paid to the Investment Manager will in no event exceed the total Reimbursement Amount and will not include any amounts previously reimbursed. The Reimbursement Amount may not include any additional charge or fees, such as interest accruable on the Reimbursement Amount. Amounts so reimbursed shall be allocated to the oldest Reimbursement Amount during the previous thirty-six (36) months until fully reimbursed, and thereafter, to the next oldest Reimbursement Amount, and so forth. Periodic adjustments to the Reimbursement Amount and related reimbursement may be made by the Fund, as necessary to ensure that the amount of Fund Operating Expenses during any Fund fiscal year never exceed the Operating Expense Limit during that fiscal year.

3.	Term and Termination of Agreement.

Unless the Investment Manager has extended the duration of the Operating Expense Limit with respect to a Fund pursuant to Section 1.3 of this Agreement, this Agreement shall automatically renew effective March 1 of every year for one-year terms until such time as the Investment Manager provides written notice of non-renewal past the then-current term. In addition, this Agreement shall terminate with respect to a Fund upon termination of the Investment Management Agreement of that Fund.

4.	Miscellaneous.

4.1. Multiple Class Plan. In case a Fund has multiple classes of shares, any amount of fees or expenses waived, paid or reimbursed pursuant to the terms of this Agreement shall be allocated among the classes of shares of the Fund in accordance with the terms of the Fund’s multiple class plan pursuant to Rule 18f-3 under the 1940 Act.

4.2. Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

4.3. Interpretation. Nothing herein contained shall be deemed to require the Company or the Funds to take any action contrary to the Company’s Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Company’s Board of Trustees of its responsibility for and control of the conduct of the affairs of the Company or the Funds.

4.4. Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment management fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Management Agreement or the 1940 Act.

5.	Voluntary Expense Limitation and Reimbursement.

5.1. Notwithstanding any other provision of this Agreement, the Investment Manager (or its affiliates) may voluntarily waive fees and/or reimburse expenses of one or more classes of Transamerica Money Market (the “Money Market Fund”) to such level(s) as the Company’s officers may reasonably determine. Any such waiver or expense reimbursement may be discontinued by the Investment Manager at any time. The Investment Manager shall be entitled to recapture any amounts so waived or reimbursed upon the Money Market Fund attaining such yield as the Company’s officers reasonably determine.

5.2. Once the Money Market Fund has maintained a daily positive yield for a reasonable amount of time, as determined by the Investment Manager, the Investment Manager shall be entitled to reimbursement by the Money Market Fund of the fees waived and/or expenses reimbursed by the Investment Manager or any of its affiliates to the Money Market Fund pursuant to Section 5.1 of this Agreement during any of the previous thirty-six (36) months beginning July 1, 2009. Any such reimbursement shall not result in the Money Market Fund’s effective daily yield to be negative.

This Agreement supersedes all prior written agreements between the parties relating to the subject matter hereof, and all such prior agreements are deemed terminated upon the effectiveness of this Agreement.

The parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first above written.

TRANSAMERICA ASSET MANAGEMENT, INC.
By:	/s/ Tané T. Tyler
Tané T. Tyler
Vice President, Associate General Counsel, Chief Legal Officer and Secretary
TRANSAMERICA FUNDS
By:	/s/ Christopher A. Staples
Christopher A. Staples
Vice President and Chief Investment Officer

SCHEDULE A

DATED AS OF MARCH 1, 2015

TRANSAMERICA FUNDS

OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Company:

FUND NAME	CLASS A, B, C, I, I2, R and T	MAXIMUM OPERATING EXPENSE LIMIT EFFECTIVE THROUGH
Transamerica Arbitrage Strategy	1.25%	March 1, 2016
Transamerica Asset Allocation – Conservative Portfolio	0.45%	March 1, 2016
Transamerica Asset Allocation – Growth Portfolio	0.45%	March 1, 2016
Transamerica Asset Allocation – Moderate Growth Portfolio	0.45%	March 1, 2016
Transamerica Asset Allocation – Moderate Portfolio	0.45%	March 1, 2016
Transamerica Bond	0.71%	March 1, 2016
Transamerica Capital Growth	1.20%	March 1, 2016
Transamerica Commodity Strategy	0.94%	March 1, 2016
Transamerica Concentrated Growth	0.95%	March 1, 2016
Transamerica Core Bond	0.60%	March 1, 2016
Transamerica Developing Markets Equity	1.45%	March 1, 2016
Transamerica Dividend Focused	0.90%	March 1, 2016
Transamerica Emerging Markets Debt	1.00%	March 1, 2016
Transamerica Emerging Markets Equity	1.50%	March 1, 2016
Transamerica Enhanced Muni	0.71%*	March 1, 2016
Transamerica Flexible Income	0.85%	March 1, 2016
Transamerica Floating Rate	0.80%	March 1, 2016
Transamerica Global Bond	0.75%	March 1, 2016
Transamerica Global Equity	1.10%	March 1, 2016
Transamerica Global Multifactor Macro	1.50%	March 1, 2016
Transamerica Global Real Estate Securities	N/A	March 1, 2016
Transamerica Growth	N/A	March 1, 2016
Transamerica Growth Opportunities	1.40%	March 1, 2016
Transamerica High Yield Bond	0.95%	March 1, 2016
Transamerica High Yield Muni	0.76%*	March 1, 2016
Transamerica Income & Growth	0.93%	March 1, 2016
Transamerica Inflation Opportunities	0.75%	March 1, 2016
Transamerica Intermediate Bond	0.55%	March 1, 2016
Transamerica International Equity	1.10%	March 1, 2016
Transamerica International Equity Opportunities	N/A	March 1, 2016
Transamerica International Small Cap	1.27%	March 1, 2016
Transamerica International Small Cap Value	1.22%	March 1, 2016
Transamerica Large Cap Value	0.95%	March 1, 2016
Transamerica Long/Short Strategy	1.59%	March 1, 2016
Transamerica Managed Futures Strategy	1.45%	March 1, 2016
Transamerica Mid Cap Growth	1.05%	March 1, 2016
Transamerica Mid Cap Value	1.05%	March 1, 2016
Transamerica Mid Cap Value Opportunities	0.95%	March 1, 2016
Transamerica MLP & Energy Income	1.35%	March 1, 2016
Transamerica Money Market	0.48%	March 1, 2016
Transamerica Multi-Managed Balanced	1.20%	March 1, 2016
Transamerica Multi-Manager Alternative Strategies Portfolio	0.55%	March 1, 2016
Transamerica Opportunistic Allocation	0.95%	March 1, 2016
Transamerica Short-Term Bond	0.80%	March 1, 2016
Transamerica Small Cap Core	1.05%	March 1, 2016
Transamerica Small Cap Growth	1.15%	March 1, 2016
Transamerica Small Cap Value	1.15%	March 1, 2016

Transamerica Small/Mid Cap Value	1.15%	March 1, 2016
Transamerica Strategic High Income	0.95%	March 1, 2016
Transamerica Tactical Allocation	0.85%	March 1, 2016
Transamerica Tactical Income	0.67%	March 1, 2016
Transamerica Tactical Rotation	0.85%	March 1, 2016
Transamerica Total Return	N/A	March 1, 2016
Transamerica Unconstrained Bond	0.95%	March 1, 2016
Transamerica US Growth	1.17%	March 1, 2016

*         0.10% of the 0.25% 12b-1 fee for Class A shares and 0.25% of the 1.00% 12b-1 fee for Class C shares will be contractually waived through March 1, 2016.

FUND NAME	CLASS R1	CLASS R6	MAXIMUM OPERATING EXPENSE LIMIT EFFECTIVE THROUGH
Clear Track 2015	1.20%	0.55%	March 1, 2016
Clear Track 2020	1.20%	0.55%	March 1, 2016
Clear Track 2025	1.20%	0.55%	March 1, 2016
Clear Track 2030	1.20%	0.55%	March 1, 2016
Clear Track 2035	1.20%	0.55%	March 1, 2016
Clear Track 2040	1.20%	0.55%	March 1, 2016
Clear Track 2045	1.20%	0.55%	March 1, 2016
Clear Track 2050	1.20%	0.55%	March 1, 2016
Clear Track Retirement Income	1.20%	0.55%	March 1, 2016

SCHEDULE B

DATED AS OF MARCH 1, 2015

TRANSAMERICA FUNDS

FUNDS SUBJECT TO EXPENSE REIMBURSEMENT

FUND NAME
Clear Track 2015
Clear Track 2020
Clear Track 2025
Clear Track 2030
Clear Track 2035
Clear Track 2040
Clear Track 2045
Clear Track 2050
Clear Track Retirement Income
Transamerica Arbitrage Strategy
Transamerica Asset Allocation – Conservative Portfolio
Transamerica Asset Allocation – Growth Portfolio
Transamerica Asset Allocation – Moderate Growth Portfolio
Transamerica Asset Allocation – Moderate Portfolio
Transamerica Bond
Transamerica Capital Growth
Transamerica Commodity Strategy
Transamerica Concentrated Growth
Transamerica Core Bond
Transamerica Developing Markets Equity
Transamerica Dividend Focused
Transamerica Emerging Markets Debt
Transamerica Emerging Markets Equity
Transamerica Enhanced Muni
Transamerica Flexible Income
Transamerica Floating Rate
Transamerica Global Bond
Transamerica Global Equity
Transamerica Global Multifactor Macro
Transamerica Global Real Estate Securities
Transamerica Growth
Transamerica Growth Opportunities
Transamerica High Yield Bond
Transamerica High Yield Muni
Transamerica Income & Growth
Transamerica Inflation Opportunities
Transamerica Intermediate Bond
Transamerica International Equity
Transamerica International Equity Opportunities
Transamerica International Small Cap
Transamerica International Small Cap Value
Transamerica Large Cap Value
Transamerica Long/Short Strategy
Transamerica Managed Futures Strategy
Transamerica Mid Cap Growth
Transamerica Mid Cap Value
Transamerica Mid Cap Value Opportunities
Transamerica MLP & Energy Income
Transamerica Money Market
Transamerica Multi-Managed Balanced
Transamerica Multi-Manager Alternative Strategies Portfolio

Transamerica Opportunistic Allocation
Transamerica Small Cap Core
Transamerica Small Cap Growth
Transamerica Small Cap Value
Transamerica Small/Mid Cap Value
Transamerica Strategic High Income
Transamerica Tactical Allocation
Transamerica Tactical Income
Transamerica Tactical Rotation
Transamerica Total Return
Transamerica Unconstrained Bond
Transamerica US Growth